NEWS RELEASE

Allegion Addresses Impact of the Global COVID-19 Pandemic

DUBLIN (April 9, 2020) – Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today announced business updates related to the 2019 novel coronavirus (COVID-19) pandemic and ongoing impact on market conditions.

Allegion is closely monitoring the most recent developments regarding the COVID-19 pandemic, remaining focused on the health and safety of employees and business health, both in the short and long term. Allegion continues to monitor, evaluate and manage its operating plans, inventory levels and supply of materials around the world in light of the most recent developments in its markets. The company is adhering to best-practice safe hygiene guidelines by recognized health experts like the World Health Organization (WHO) as well as any applicable government mandates related to the COVID-19 pandemic.

“During this time of uncertainty, we remain deeply committed to do what’s right for our employees, customers and the communities where we operate, as well as our business health and essential critical infrastructure,” said David D. Petratis, President, Chairman and CEO. “We will continue to be mindful of best practices for employee health and safety, relying on smart working, safe hygiene and social distancing measures, whenever and wherever possible. I thank all Allegion employees for their dedication to living our values and delivering on our commitments. Thank you, also, to our customers and suppliers for their continued engagement and trust in our business. We express our gratitude, especially, to those on the front lines of combating this global pandemic.”

Employee Welfare

A global COVID-19 response team continues to monitor the most recent developments and share regular updates to all Allegion employees. Allegion has taken active steps to maintain a safe working environment, including adhering to guidelines set by the WHO and other health agencies, conducting deep cleaning of its facilities on a regular basis, restricting non-essential business travel, restricting visitor access to facilities and taking social distancing measures. Where possible, the company has instructed managers to take a flexible approach to enable employees to work from home and has ensured that those employees have effective IT tools and resources in place to support connectivity and to minimize disruption to the business.

Supply Chain and Operations

Allegion remains focused on business continuity and ensuring its facilities remain operational where safe and appropriate to do so. Today, Allegion's operations in Mexico are temporarily suspended due to a general public health decree, which follows our earlier response to similar decrees in Italy and Spain. At this time, Allegion expects to resume these operations upon expiration of the local orders or earlier, if permitted. The company will comply with future government orders if and as they apply to its operations. In addition, the company anticipates periodic work stoppages at certain plants due to temporary reduction in customer demand or material shortages. Allegion will continue to serve its customers when possible through its channel partners or inventory on hand.

NEWS RELEASE

These temporary measures are implemented in a way that allows prompt production startup when public health and market conditions improve. To the extent any additional temporary closures or adjustments to production are necessary, such measures will be implemented in a way that minimizes disruption to customers and the overall business, including continuing to take prudent measures to mitigate, to the extent possible, any financial impacts.

Financial Updates

Allegion recently implemented several actions to address the COVID-19 impact to its business, including reductions to discretionary spending, elimination of non-essential investments, a hiring freeze and re-prioritization of all capital expenditures. These actions will help mitigate the financial implications associated with COVID-19.

Allegion leadership believes the company has an extremely strong balance sheet and liquidity that provide flexibility and position it well throughout this time of uncertainty. Allegion’s net debt to adjusted EBITDA was 1.6 times at Dec. 31, 2019. The company currently has an undrawn credit facility up to $500 million available, if needed, and no principal payments due on outstanding debt until September 2022. In addition, Allegion’s business generates significant annual cash flow due to industry-leading EBITDA margins and low capital intensity. As a result, on average, the company’s available cash flow conversion to earnings ratio has exceeded 100 percent over the past several years.

While Allegion has taken the above actions and its financial position remains strong, the company's fiscal year 2020 full-year guidance, previously issued on Feb. 18, 2020, did not anticipate the impact of a global pandemic. Given the high uncertainty around the duration and severity of the COVID-19 pandemic around the world, the company is withdrawing its full-year guidance until visibility in the global markets returns to more predictable levels. Allegion will provide its business and financial updates in its quarterly earnings release and 10-Q report that will be filed with the U.S. Securities and Exchange Commission on April 23, 2020.

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About Allegion

Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $2.9 billion in revenue in 2019, and sells products in almost 130 countries.
For more, visit www.allegion.com.

NEWS RELEASE

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the expected impact of the global COVID-19 pandemic. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to its products and services; any statements regarding future economic conditions or its performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company's currently available information and its current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2019, Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and Sept. 30, 2019, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

Media Contact:
Whitney Moorman – Reputation Management Leader
317-810-3241
Whitney.Moorman@allegion.com

Analyst Contact:
Tom Martineau – Vice President, Treasurer and Investor Relations
317-810-3759
Tom.Martineau@allegion.com

Source: Allegion plc